                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO

                             EXCLUSIVE MARKETING AND

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                         NORTH AMERICAN SCIENTIFIC, INC.

                                       AND

                               MENTOR CORPORATION

                               FIRST AMENDMENT TO
                 EXCLUSIVE MARKETING AND DISTRIBUTION AGREEMENT
                                     BETWEEN
                         NORTH AMERICAN SCIENTIFIC, INC.
                                       AND
                               MENTOR CORPORATION

     THIS FIRST AMENDMENT, dated for reference purposes as of February 24, 1999, pertains to that certain Exclusive Marketing and Distribution Agreement (the "Agreement"), dated for reference purposes as of June 16, 1997, between NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation ("NAMS") and MENTOR CORPORATION, a Minnesota corporation ("MENTOR") and is made with reference to the following facts:

     RECITALS

     A. Sections 1.28 and 2.3 of the Agreement contemplate that, if and when Pd-103 Sources become available, the Products covered by the Agreement will include Pd-103 Sources subject to the agreement of the parties with respect to certain terms related thereto.

     B. NAMS has now obtained 510-K pre-marketing approval from the FDA to market and sell Pd-103 Sources; and

     C. Section 7.1.4 of the Agreement contemplates that, if NAMS requires additional capital to create the manufacturing capacity necessary to produce Pd-103 Sources, then NAMS shall offer MENTOR the opportunity to provide such additional required capital on substantially the same terms and conditions as the Agreement.

     D. NAMS has estimated that the present capital cost required to create a manufacturing capacity for ten thousand (10,000) Pd-103 Sources per week is $1,500,000.

     E. NAMS also estimates that, if an acceptable commercial supply, as determined by NAMS, of the Pd-103 isotope (the radioactive source incorporated into the Pd0-103 Source) cannot be obtained, it would presently require an additional $2,500,000 for the purchase of linear accelerators that would enable NAMS to produce the Pd-103 isotope for itself.

     F. MENTOR is willing to supply so much of the capital as is necessary to satisfy these capital requirements that NAMS is unable or unwilling to supply from its own resources in order to preserve the exclusive marketing and distribution rights for the Pd-103 Sources as contemplated by Section 7.1.4.A. of the Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:


                 FIRST AMENDMENT TO MARKETING AGREEMENT: PAGE 1

1.   DUTY OF NAMS TO CREATE PRODUCTION CAPACITY

     1.1 NAMS covenants and agrees that as soon as practicable after the execution of this Amendment, NAMS shall develop and maintain the production capacity (other than the capacity to produce the Pd-103 isotope) necessary to produce ten thousand (10,000) Pd-103 Sources per week (the "Development Project").

     1.2 Any subsequent increases in production capacity that are proposed to be made with capital funding to be provided by MENTOR shall made in increments of 10,000 Sources per week.

2.   FUNDING OF DEVELOPMENT COSTS

     2.1 FUNDING BY NAMS. NAMS shall have the right, but not the obligation, to fund all or any portion of the costs of the Development Project, including any incremental increases in production capacity.

     2.2 FUNDING BY MENTOR. MENTOR shall have the obligation to supply to NAMS any capital required to complete the Development Project (including the capacity to produce the Pd-103 isotope if NAMS determines to do so) that NAMS is unwilling or unable to contribute by purchasing shares of the common capital stock of NAMS (the "Shares"), generally in accordance with the provisions of the Stock Purchase Agreement between MENTOR and NAMS dated for reference purposes as of June 16, 1997 and executed by NAMS and MENTOR simultaneously with their execution of the Agreement (the "Stock Purchase Agreement"). Should MENTOR provide all or a part of the additional capital required to fund the Development Project, then:

          2.2.1 PURCHASE OF CAPITAL STOCK. The additional capital contributed by MENTOR hereunder shall be credited against the purchase price for shares of the Common Stock of NAMS at a price that is equal to one hundred ten percent (110%) of the average closing price of the shares of the common stock of NAMS as reported in the Western Edition of the WALL STREET JOURNAL for the twenty (20) trading days preceding the date on which NAMS gives a written request to a MENTOR for such additional capital pursuant to Section 3.3, below.

          2.2.2 WARRANTIES OF MENTOR. MENTOR shall be deemed to have made all of the warranties and representations to NAMS set forth in Section 7 of the Stock Purchase Agreement which shall be incorporated herein by reference as if made on the date on which the Shares are issued to MENTOR.

          2.2.3 WARRANTIES OF NAMS. NAMS shall be deemed to have made all of the warranties and representations to MENTOR set forth in Section 6 of the Stock Purchase Agreement, other than those warranties and representations contained in Sections 6.3, 6.5, and Sections 6.11.1 through 6.11.3 and all such warranties and representations not expressly excluded by this Section 2.2.4 are incorporated herein by reference as if made on the date on which the Shares are issued to MENTOR.

                 FIRST AMENDMENT TO MARKETING AGREEMENT: PAGE 2

3.   DEVELOPMENT PROGRAM

     Should NAMS request MENTOR to provide all or a part of the additional capital required to fund the Development Project, then:

     3.1 PREPARATION AND APPROVAL OF BUDGET. NAMS shall first prepare and submit to MENTOR in writing a development plan (the "Development Plan") containing (a) a line-item budget setting forth the estimated costs of the Development Project (the "Project Budget") and (b) a schedule of milestones reflecting the period of time over which the Development Project will be carried out (the "Development Program").

     3.2 COORDINATION WITH MENTOR. NAMS shall consult with MENTOR in the preparation of the Development Program, and shall give reasonable consideration to suggestions and requests made by MENTOR in connection therewith, but if NAMS and MENTOR are unable to agree with respect to the budget, milestones or payment schedules for the Development Program, then the decisions of NAMS shall be final and binding on both parties.

     3.3 TIME OF CONTRIBUTION. MENTOR shall contribute any capital required to be contributed by it hereunder in cash or immediately available funds within thirty (30) days after the date on which the Project Budget has been submitted in accordance with Section 3.1, above, and NAMS shall issue and deliver to MENTOR share certificates evidencing the Shares being purchased by MENTOR concurrently with NAMS' receipt of payment therefor.

4.   TERMS SHEET: PD-103 SOURCES

     There is attached to the Agreement as Schedule 2 a Terms Sheet for Pd-103 Sources. NAMS shall supply the Pd-103 Sources to MENTOR, and MENTOR shall have the exclusive right to market and distribute the Pd-103 Sources in accordance with the terms and conditions of the Agreement and the Terms Sheet attached as
Schedule 2 to this First Amendment to the Agreement.

5.   FULL FORCE AND EFFECT

     Except as expressly modified by the provisions of this First Amendment the terms and conditions of the Agreement shall continue in full force and effect.

                    (Signatures appear on the following page)


                 FIRST AMENDMENT TO MARKETING AGREEMENT: PAGE 3

     IN WITNESS WHEREOF, both parties have executed this First Amendment to Exclusive Marketing and Distribution Agreement to be duly executed on the dates set forth below.

           NAMS:                                          MENTOR:

Date:   February 24, 1999                        Date: February 24, 1999

NORTH AMERICAN SCIENTIFIC INC.                   MENTOR CORPORATION,
a Delaware corporation                           a Minnesota corporation


By:  /s/ MICHAEL CUTRER                          By:   /s/ CHRISTOPHER CONWAY
   ---------------------------                      -------------------------
     Michael Currer                                 Christopher J. Conway
     Its President                                  Its Chief Executive Officer


ADDRESS FOR NOTICES:                             ADDRESS FOR NOTICES:
North American Scientific, Inc.                  Mentor Corporation
20200 Sunburst Street                            5425 Hollister Avenue
Chatsworth, California 91311                     Santa Barbara, California 93111
PH:    (818) 734-8600                            PH:  (805) 681-6000
FAX:   (818) 734-8607                            FAX: (805) 967-3362



                 FIRST AMENDMENT TO MARKETING AGREEMENT: PAGE 4

          *CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS
                   BEEN FILED SEPARATELY WITH THE COMMISSION.


                                   SCHEDULE 2

                                   TERMS SHEET
                              (NAMS Pd-103 Sources)

                                   SCHEDULE 2

                                   TERMS SHEET
                              (NAMS Pd-103 Sources)

1. DEFINITIONS. Capitalized words not defined in this Schedule but which are defined in the Exclusive Marketing and Distribution Agreement (the "Agreement") shall have the meanings ascribed to them in the Agreement. As used in this schedule, the following words and phrases shall have the meanings set forth below:

     1.1 AT-RISK INVENTORY. Units of Pd-103 Sources that have been manufactured without reference to a Committed Purchase Order and are therefore at risk of decaying before they are sold.

     1.2 BASE PRICE. The minimum price per unit for Pd-103 seeds based on the weekly shipping volume, computed in accordance with the following table:

                  NUMBER OF UNITS
                  SHIPPED PER WEEK                            PRICE PER UNIT

                        [*]                                       [*]

     1.2  COMMENCEMENT DATE. January 1, 1999.

     1.3 COMMITTED PURCHASE ORDERS.Customer orders received and accepted by MENTOR and provided to NAMS at least four (4) weeks prior to the scheduled ship date, including standing orders contemplating regular or recurring shipments on specified days or at specified intervals.

     1.4 DIRECT PRODUCTION COSTS. The direct costs of labor employed (based on labor hours at the then prevailing standard rates) and amounts paid to independent contractors and/or suppliers for supplies, materials, components and services consumed or utilized in processing, inspecting and testing the Product (including payroll taxes and employee benefits for direct labor), computed on a per-unit basis exclusive of any overhead allocations, general or administrative expense, or other indirect expense.

     1.5 FIELD EVALUATION PERIOD. The period between the Commencement Date and the Launch Date.

     1.6 GROSS MARGIN. In the case of NAMS, the difference between the Transfer Price per unit and the Direct Production Cost per unit. In the case of MENTOR, the difference between the Transfer Price per unit and the Net Selling Price per unit.

                               SCHEDULE 2: PAGE 1

          *CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS
                   BEEN FILED SEPARATELY WITH THE COMMISSION.

     1.7 LAUNCH DATE. April 1, 1999, or such later date as is mutually agreed to by the parties in writing.

     1.8 MARKET SHARE. The quotient obtained at any given time by dividing MENTOR's weekly sales rate by the Market Size.

     1.9 MARKET SIZE. The total number of Pd-103 seeds sold in the Geographic Market Area per week, to be determined by [*].

     1.10 TARGET MARKET SHARE. The Market Share that must be achieved for the month preceding a given date, and maintained as a minimum thereafter in order for MENTOR to maintain its exclusive rights with respect to the Pd-103 Sources.

2.   TRANSFER PRICE PER UNIT. [*].

3.   FIELD EVALUATION AND PRODUCT LAUNCH

    3.1 FIELD EVALUATION PERIOD. MENTOR and NAMS agree that the Pd-103 sources manufactured by NAMS will require field evaluation in clinical settings by customers in order to obtain customer approvals and commitments to ongoing purchases. Physicians will need to utilize the product in one or more patient procedures in order to evaluate its suitability for their own practice. During the Field Evaluation Period, NAMS will provide (a) reasonable technical assistance and information including the relevant product performance specifications and calibration references, and (b) sufficient quantities of Pd-103 seeds at a price equal to or above NAMS' average cost per seed ( unless a different price is agreed upon in writing) to allow the scheduling of patient procedures, in order to permit reasonable evaluation by prospective customers.

          3.1.1 Field Evaluation Period will begin on the Commencement Date and will end on the Launch Date.

          3.1.2 The parties contemplate that evaluations will be performed (a) on groups of patients of varying sizes and (b) on not more than twenty (20) patients in the aggregate.

          3.1.3 If NAMS is unable to supply sufficient quantities of Pd-103 seeds to allow the scheduling of patient procedures prior to the Launch Date, then the Launch Date shall be extended for a period of time equal to any period during which NAMS is unable to supply sufficient quantities of Pd-103 seeds to permit reasonable field evaluation.

     3.2 PRODUCT LAUNCH. Beginning on the Launch Date, and subject to its receipt of adequate prior notice, NAMS shall have the capacity to supply MENTOR with up to 1,000 Pd-103 Sources per week. The Launch Date shall be extended to a date mutually agreeable to the parties if on April 1, 1999 NAMS is unable to begin producing Pd-103 Sources at a level of 1,000 seeds per week.


                               SCHEDULE 2: PAGE 2

          *CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS
                   BEEN FILED SEPARATELY WITH THE COMMISSION.

4.   TARGET MARKET SHARE AND SALES COMMITMENTS

     4.1 MENTOR agrees to use its commercially reasonable best efforts on a continuing basis to grow Market Share rapidly, notwithstanding that MENTOR may have already attained its Target Market Share. As a requirement for maintaining exclusive marketing rights in each Geographic Market Area. MENTOR shall achieve the minimum Target Market Share percentages set forth below.

            DATE                               TARGET MARKET SHARE

            [*]                                [*]

     4.2 Beginning on July 1, 1999, MENTOR and NAMS shall meet on a quarterly basis within five (5) weeks after the beginning of each calendar quarter to determine the Market Size by reviewing the relevant publicly available financial information, and to evaluate whether MENTOR has achieved or maintained the Target Market Share. If a quarterly review demonstrates that MENTOR's sales are below the Target Market Share in a Geographic Market Area, then MENTOR must attain the Target Market Share by the end of the calendar quarter immediately preceding the next quarterly review, or forfeit its exclusive marketing rights in that Geographic Market Area. MENTOR will retain the right to market on a non-exclusive basis.

     4.3 If NAMS becomes aware of an opportunity to sell Pd-103 sources in a Geographic Market Area outside the United States that is not being served by MENTOR, then NAMS will notify MENTOR in writing of the opportunity and the identity of the Customer ( including any Customer who proposes to distribute the Product in such Geographic Area).

          4.3.1 NAMS will have the right to sell directly to such Customer if MENTOR fails to do so within ninety (90) days following notification of the opportunity except that, if the Customer is a Person who proposes to distribute the Product in such Geographic Market Area, NAMS shall not be entitled and MENTOR shall not be obligated to sell the Product to such Customer if MENTOR commences sales of the Product in such Geographic Market Area within such ninety
(90) day period. Should MENTOR begin making sales in such Geographic, then MENTOR shall use commercially reasonable best efforts on a continuing basis to grow Market Share rapidly, notwithstanding that MENTOR may have already attained its Target Market Share.

          4.3.2 If NAMS becomes entitled to begin making sales in such Geographic Market Area either directly or through another distributor pursuant to this Section 4.3, then MENTOR will retain the right to initiate and maintain marketing efforts in the Geographic Market Area on a non-exclusive basis. NAMS agrees not to undercut MENTOR's marketing efforts by offering or selling Pd-103 Sources to end-user Customers at prices below MENTOR's Net Selling Price in the Geographic Market Area or to distributors at prices below Mentor's Transfer Price.


                               SCHEDULE 2: PAGE 3

          *CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS
                   BEEN FILED SEPARATELY WITH THE COMMISSION.


5.   ADVISORY FORECAST

     MENTOR will use its best efforts to provide an accurate rolling three month forecast by the 15th of each month following the launch of Pd-103 Seeds, to serve as a ton-binding "advisory" of potential future demand.

6.   SHARED COSTS AND RISKS

     Sales of Pd-103 Sources shall be in two categories: (a) Committed Purchase Orders and (b) At-Risk Inventory.

     6.1 Both parties recognize the potential for gaining additional customers by making available a limited number of Pd-103 Sources which have not been assigned to Committed Purchase Orders.

     6.2 At-Risk Inventory will be manufactured only in quantities both parties agree to in writing prior to each production run. [*]. NAMS shall determine and shall advise MENTOR of its Direct Production Costs in writing at the time it is proposed to produce such At-Risk Inventory. [*]

     6.3 Both NAMS and MENTOR recognize that events outside their control may result in the cancellation of Committed Purchase Orders, or the failure of customers to pay for products ordered and received but not used by them. Both parties agree to share equally in the costs of these events. Costs will be shared as follows:

          6.3.1 If a Customer (a) refuses to accept delivery of a Product shipped under a Committed Purchase Order, or (b) cancels a Committed Purchase Order with less than four weeks notice, or (c) refuses to accept responsibility for payment for a Product that was shipped but not used and was returned to NAMS unopened, then in any such case MENTOR shall not be obligated to pay the Fixed Price for the Product, but:

               A. MENTOR will pay to NAMS one-half of the Direct Production Costs as defined in Section 1.4, above; and

               B. MENTOR will also endeavor to collect a reasonable "restocking charge" from the Customer in an amount to be agreed upon by NAMS and MENTOR prior to the Launch Date and will remit to NAMS one-half of any restocking charges so collected.

          6.3.2 Nothing in this Section 6.3 is limited to relieve MENTOR of the risk of collection or the duty to pay the Transfer Price for Pd-103 Sources shipped to and opened by the Customer

7.   KITS

     Should MENTOR elect to market and distribute the Pd-103 Product in the form of kits containing both the Product and/or additional devices or materials intended to facilitate the use of the Product, then the Transfer Price for the Pd-103 sources shall be [*] and the Transfer Price for any additional devices, materials or services supplied by NAMS for the kits shall be [*].


                               SCHEDULE 2: PAGE 4

          *CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS
                   BEEN FILED SEPARATELY WITH THE COMMISSION.

8.   TERM

     The term of MENTOR's exclusive distribution rights shall expire on February 1, 2003, subject to the right of MENTOR to renew the term for an additional three (3) years as provided by Section 4.2 of the Agreement.

9.   FREEDOM TO EXIT MARKET

     9.1 If NAMS' average Gross Margin on Pd-103 Sources falls below [*] for a period of more than [*] months, then:

          9.1.1 NAMS shall be entitled, at its election, either.

               A. To discontinue supplying the Pd-103 Sources to MENTOR and to begin making direct sales to Customers (other than distributors) by giving MENTOR not less than sixty (60) days prior written notice of its intention to do so and agreeing to pay MENTOR during the [*] period following the date on which it discontinues supplying Pd-103 Sources to MENTOR a royalty in an amount computed in accordance with the following schedule; but shall not extend beyond 2/1/2006.


PERIOD DURING WHICH ROYALTY IS PAID                                   AMOUNT OF ROYALTY
First [*] months following discontinuation           [*] of Net Selling Price per unit received by NAMS

Next [*] month period                                [*] of Net Selling Price per unit received by NAMS

Next [*] month period                                [*] of Net Selling Price per unit received by NAMS

Next [*] month period                                [*] of Net Selling Price per unit received by NAMS



               B. To cease manufacturing Pd-103 Sources and exit the market upon sixty (60) days prior written notice to MENTOR of its intention to do so.

          9.1.2 If NAMS exercises its right to discontinue supplying the Pd-103 Product to MENTOR and to make direct sales to Customers instead, then:

               A. The royalty payable pursuant to Section 9.1.1, above, shall be paid [*], in arrears, within thirty (30) days after the end of each [*], and shall be accompanied by a royalty report setting forth as of as of the last day of such calendar quarter for (a) the number of units sold since the last report and cumulatively from the date on which NAMS first began making direct sales to Customers, (b) the Net Selling Price of each such unit, and (c) the aggregate royalties paid with respect to such sales, including the royalty payment being made at the time of such report. NAMS shall keep books and records in sufficient detail to permit the computation and verification of the royalty payable by NAMS hereunder and shall make all such books and records available for inspection and copying by MENTOR at reasonable times and intervals during regular business hours; and

               B. MENTOR shall not directly or indirectly procure from another supplier or manufacture or sell Pd-103 Sources during the [*] royalty period.

          9.1.3 If NAMS exercise its right to discontinue manufacturing Pd-103 Seeds, then (a) NAMS shall not thereafter manufacture Pd-103 Seeds for a period of [*] from the date on which it discontinues supplying the Pd-103 Product to MENTOR pursuant to this Agreement, and (b) MENTOR shall have the right to procure Pd-103 Sources from any other supplier and (c) MENTOR shall pay NAMS a royalty of [*] of MENTOR's Net Selling Price for Pd-103 Sources sold by MENTOR during the 365 day period following the date on which NAMS discontinued supplying the Pd-103 Product to MENTOR, and (c) all other terms of this Agreement will remain in effect.

                               SCHEDULE 2: PAGE 5

         *CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS
                   BEEN FILED SEPARATELY WITH THE COMMISSION.

     9.2 If MENTOR's average Gross Margin on Pd-103 sources falls below [*] for a period of six consecutive months, or if its average Gross Margin falls below [*] during any period of twelve consecutive months, then MENTOR shall be entitled to cease marketing the Product and to exit the market upon sixty (60) days prior written notice to NAMS of its intention to do so, and if MENTOR exercises such right; then:

          9.2.1 NAMS shall have the right, beginning on the effective date of MENTOR's cessation of marketing and sale of the Product, to distribute the Pd-103 Seeds either directly or through other distributors or agents; and

          9.2.2 NAMS shall pay to MENTOR during the [*] period following the date on which MENTOR discontinues selling Pd-103 Sources, but in no event beyond February 1, 2006, a royalty in an amount computed in accordance with the following schedule at the time and in the manner provided by Section 9.1.2, above.


PERIOD DURING WHICH ROYALTY IS PAID                              AMOUNT OF ROYALTY
First [*] months following discontinuation         [*] of Net Selling Price per unit received by NAMS

Next [*] month period                              [*] of Net Selling Price per unit received by NAMS

Next [*] month period                              [*] of Net Selling Price per unit received by NAMS

Next [*] month period                              [*] of Net Selling Price per unit received by NAMS




                               SCHEDULE 2: PAGE 6